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                                                                    EXHIBIT 1.18



                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 17 TO
                             MASTER TRUST AGREEMENT


        This Amendment No. 17 to the Master Trust Agreement of The Payden & Rygel Investment Group dated January 22, 1992, as amended (the "Agreement"), is made as of December 17, 1997.

        WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated eighteen sub-trusts known as the Payden & Rygel Global Fixed Income Fund, the Payden & Rygel International Bond Fund, the Payden & Rygel Tax Exempt Bond Fund, the Payden & Rygel Short Bond Fund, the Payden & Rygel Intermediate Bond Fund, the Payden & Rygel Opportunity Fund, the Payden & Rygel Limited Maturity Fund, the Payden & Rygel Short Duration Tax Exempt Fund, the Payden & Rygel U.S. Treasury Fund, the Payden & Rygel Market Return Fund, the Payden & Rygel Growth & Income Fund, the Payden & Rygel Global Short Bond Fund, the Payden & Rygel Total Return Fund, the Payden & Rygel International Equity Fund, the Payden & Rygel Global Balanced Fund, the Payden & Rygel European Growth & Income Fund, the Payden & Rygel High Income Fund, and the PRAAM Money Market Fund; and

        WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

        WHEREAS, the Trustees hereby desire to establish and designate two additional sub-trusts, to be known as the Payden & Rygel Value Stock Fund and the Payden & Rygel Growth Stock Fund, and to fix the rights and preferences of the shares of such additional sub-trust;

        NOW THEREFORE:

        The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:



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               "Section 4.2 Establishment and Designation of Sub-Trusts. Without
        limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty Sub-Trusts and classes thereof: the Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel International Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Intermediate Bond Fund, which shall consist of three classes of shares designated as "Class R," "Class S" and "Class I" shares; the Payden & Rygel Investment Quality Bond Fund, which shall consist of three classes of shares designated as "Class R," "Class S" and "Class I" shares; the Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Short Duration Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel U.S. Treasury Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Growth
        & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Total Return Fund, which shall consist of three classes of shares designated as "Class R," "Class S" and "Class I" shares; the Payden & Rygel International Equity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel European Growth & Income Fund, which shall



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        consist of two classes of shares designated as "Class R" and "Class S"
        shares; the Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Value Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; the Payden & Rygel Growth Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and the PRAAM Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

        The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


-------------------------------             -------------------------------
Joan A. Payden                              Lynda L. Faber


-------------------------------             -------------------------------
John Paul Isaacson                          Christopher N. Orndorff


-------------------------------             -------------------------------
J.   Clayburn La Force                      Dennis C. Poulsen


-------------------------------             -------------------------------
Stender E. Sweeney                          Thomas V. McKernan, Jr.


-------------------------------             -------------------------------
W.D. Hilton, Jr.